TEBBS AND SMITH, P.C.
                          A Professional Corporation
            Business Consultants and Certified Public Accountants
             ====================================================


May 9, 2000

Securities and Exchange Commission
Washington, D.C. 20549


Dear Sir or Madam:

We have reviewed Part II, Item 3 "Change in and Disagreements with Accountants on Accounting and Financial Disclosure", of the Form 10-SB for Sontech, Inc.

We are in agreement with the statements presented therein so far as such statements pertain to Sontech, Inc.

Sincerely,

/s/ Merrill R. Jensen

Merrill R. Jensen
Tebbs and Smith, P.C.